Exhibit 99

                               Press Release

                                   Dated

                              January 16, 2003



















                               Press Release

Today's date: January 16, 2003        Contact: Bill W. Taylor
Release date: Immediately             Executive Vice President; C.F.O.
                                      (903) 586-9861

       Jacksonville Bancorp, Inc. Announces First Quarter Earnings

     Jacksonville, Texas, January 16, 2003 - Jacksonville Bancorp, Inc., (NASDAQ: JXVL) the holding company of Jacksonville Savings Bank, S.S.B. of Jacksonville, Texas, today reported net income of $1.6 million or $.86 per diluted share for the three month period ended December 31, 2002, a 24.8% increase over the $1.3 million or $.68 per diluted share reported for the comparable period in 2001. Results for the quarter ended December 31, 2001 have been restated on a comparable basis to reflect, as of the date of the Carthage Branch acquisition, the adoption of SFAS No. 147, "Acquisition of Certain Financial Institutions." The effect of this restatement is to increase the net income by $25,000 and increase earnings per share by $.02 basic and $.01 diluted for the quarter ended December 31, 2001.

     Jerry Chancellor, President and C.E.O. stated, "The Bank's earnings have continued to increase primarily as a result of the interest generated from the Bank's increased loan and investment portfolios aided by a continued decline in interest cost on deposit accounts."

     Chancellor also added that "Fees and service charges on deposit accounts have also continued to increase, a reflection of the Bank's increasing presence in the transaction account business."

     Net interest income after provision for losses on loans increased $554,000, or 17.5%, to $3.7 million for the quarter ended December 31, 2002 compared to $3.2 million for the December 31, 2001 quarter.

     Non-interest income increased to $711,000 for the current quarter compared to $623,000 for the quarter ended December 31, 2001, a 14.1% increase, primarily due to increases in fees and deposit service charges.

     Non-interest expense for the current quarter totaled $2.1 million compared to $1.9 million for the December 31, 2001 quarter, a 9.1% increase primarily as a result of an increase in compensation and benefits of $76,000, and an increase in occupancy and equipment of $62,000.

     At December 31, 2002 assets totaled $430.3 million, total liabilities amounted to $389.7 million and stockholders' equity totaled $40.6 million.

     Jacksonville Bancorp, Inc.'s wholly-owned subsidiary, Jacksonville Savings Bank. S.S.B. operates from its headquarters in Jacksonville, Texas, and through its eight branch office network in Tyler (2), Longview (2), Palestine, Athens, Rusk, and Carthage, Texas.



                 JACKSONVILLE BANCORP, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                            (DOLLARS IN THOUSANDS)


                                                        December 31,     September 30,
                                                        ------------     -------------
                                                           2002              2002
                                                        ------------     -------------
                                                        (Unaudited)        (Audited)
ASSETS
  Cash on hand and in banks                             $     4,607    $     3,957
  Interest-bearing deposits                                   8,669         11,395
  Investment securities:
    Held-to-maturity, at cost                                 5,546          8,006
    Available-for-sale, at estimated market value            37,619         29,208
  Mortgage-backed certificates:
    Held-to-maturity, at cost                                25,530         37,688
    Available-for-sale, at estimated market value            63,773         52,037
  Loans receivable, net                                     266,394        265,091
  Accrued interest receivable                                 2,788          2,929
  Foreclosed real estate, net                                   285             87
  Premises and equipment, net                                 5,671          5,361
  Stock in Federal Home Loan Bank of Dallas, at cost          3,192          3,168
  Investment in real estate at cost                           1,170          1,212
  Mortgage servicing rights                                     661            652
  Goodwill and other intangibles, net                         3,471          3,515
  Other assets                                                  968            944
                                                        -----------    -----------
        Total assets                                    $   430,344    $   425,250
                                                        ===========    ===========

LIABILITIES
  Deposits                                              $   360,873    $   353,896
  FHLB Advances                                              24,745         25,129
  Advances from borrowers for taxes and insurance               783          4,023
  Accrued expenses and other liabilities                      3,303          2,993
                                                        -----------    -----------
        Total liabilities                                   389,704        386,041


STOCKHOLDERS' EQUITY
  Common stock, $.01 par value, 25,000,000
    shares authorized; 2,738,569 shares issued;
    and 1,761,824 shares outstanding                             27             27
  Additional paid in capital                                 23,452         23,428
  Retained earnings, substantially restricted                33,620         32,310
  Accumulated other comprehensive income, net of tax            455            377
  Less:
    Treasury shares, at cost (976,745 shares)               (16,015)       (16,015)
    Shares acquired by Employee Stock Ownership Plan           (899)          (918)
                                                        -----------    -----------
        Total stockholders' equity                           40,640         39,209
                                                        -----------    -----------
          Total liabilities and stockholders' equity    $   430,344    $   425,250
                                                        ===========    ===========



                   JACKSONVILLE BANCORP, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                             (DOLLARS IN THOUSANDS)
                                    Unaudited
                                                           THREE MONTHS ENDED
                                                               DECEMBER 31,
                                                         ----------------------
                                                            2002        2001
                                                         ----------  ----------
INTEREST INCOME
  Loans receivable                                       $    5,346  $    5,307
  Mortgage-backed securities                                  1,026       1,125
  Investment securities                                         487         321
  Other                                                          74          91
                                                         ----------  ----------
    Total interest income                                     6,933       6,844

INTEREST EXPENSE
  Deposits                                                    2,835       3,078
  Interest on borrowings                                        345         574
                                                         ----------  ----------
      Total interest expense                                  3,180       3,652
                                                         ----------  ----------
      Net interest income                                     3,753       3,192

PROVISION FOR LOSSES ON LOANS                                    30          23
                                                         ----------  ----------
  Net interest income after
    provision for losses on loans                             3,723       3,169

NONINTEREST INCOME
  Fees and deposit service charges                              633         578
  Real estate operations, net                                    25           7
  Gain (loss) on sale of securities                              (8)          -
  Other                                                          61          38
                                                         ----------  ----------
      Total noninterest income                                  711         623

NONINTEREST EXPENSE
  Compensation and benefits                                   1,296       1,220
  Occupancy and equipment                                       283         221
  Amortization of intangibles                                    44          29
  Insurance expense                                              32          27
  Other                                                         400         387
                                                         ----------  ----------
      Total noninterest expense                               2,055       1,884

INCOME BEFORE TAXES ON INCOME                                 2,379       1,908

TAXES ON INCOME                                                 814         654
                                                         ----------  ----------
  Net earnings                                           $    1,565  $    1,254
                                                         ==========  ==========
EARNINGS PER SHARE
  Basic                                                  $      .93  $      .72
                                                         ==========  ==========
  Diluted                                                $      .86  $      .68
                                                         ==========  ==========



                 JACKSONVILLE BANCORP, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (DOLLARS IN THOUSANDS)
                                 Unaudited
                                                           THREE MONTHS ENDED
                                                               DECEMBER 31,
                                                         ----------------------
                                                            2002        2001
                                                         ----------  ----------
 CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                             $    1,565       1,254
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation                                              150         175
      Amortization of intangibles                                44          29
      Amortization/Accretion of securities                       45           0
      Provision for losses on loans and real estate              30          23
      Loans originated for sale                              (9,795)     (8,730)
      Loans sold                                              9,795       8,730
      Loss(Gain) on sale of other real estate                     -           -
      Gain on sale of loans                                      (9)         10
      Accrual of MRP awards                                       -          14
      Release of ESOP shares                                     43          30
      Change in assets and liabilities:
        (Increase) decrease in accrued interest receivable      141          35
        (Increase) decrease in prepaid expenses and
          other assets                                          (67)        420
        Increase (decrease) in accrued expenses and
          other liabilities                                     310         121
                                                         ----------  ----------
        Net cash provided by (used in) operating
            activities                                        2,252       2,111

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of investment securities                         (23,385)    (14,948)
  Proceeds on maturity of investment securities              17,510       3,931
  Net principal payments (origination) on loans              (1,531)    (11,352)
  Proceeds from sale of foreclosed real estate                    -           -
  Purchase of mortgage-backed securities                    (25,305)    (25,327)
  Principal paydowns on mortgage-back securities             25,727       7,298
  Capital expenditures                                         (460)       (380)
  Purchase of stock in FHLB Dallas                              (24)       (486)
  Premium acquisition of Carthage Branch                          -      (3,672)
  Investment in real estate                                      42         (79)
                                                         ----------  ----------
        Net cash (used in) provided by investing
            activities                                       (7,426)    (45,015)
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in deposits                                    6,977      51,324
  Net decrease in advances for taxes and insurance           (3,240)     (2,818)
  Dividends paid                                               (255)       (220)
  Advances from FHLB                                          5,000      16,500
  Payment on FHLB advance                                    (5,384)    (25,863)
  Proceeds from exercise of stock options                         -         128
  Purchase of Treasury stock                                      -        (631)
                                                         ----------  ----------
      Net cash provided by financing activities               3,098      38,420
                                                         ----------  ----------
      Net increase (decrease)in cash and cash equiv.         (2,076)     (4,484)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD             15,352      13,639
                                                         ----------  ----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD               $   13,276  $    9,155
                                                         ==========  ==========



                   JACKSONVILLE BANCORP, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                   FOR THE THREE MONTHS ENDED DECEMBER 31, 2002
                             (DOLLARS IN THOUSANDS)
                                   Unaudited

                                                                      Total
                                                                  Stockholders'
                                                                      Equity
                                                                     --------

Balance at September 30, 2002                                        $ 39,209

    Net earnings                                           1,565
    Other comprehensive income - net change in
    unrealized gain on securities available for sale          78
                                                           -----
  Comprehensive income                                                  1,643
  Accrual of ESOP compensation                                             43
  Cash dividends                                                         (255)
  Proceeds from stock options                                               -
  Treasury shares purchased                                                 -

Balance at December 31, 2002                                         $ 40,640
                                                                     ========